Exhibit 99.1

Inseego Corp. Announces Delay in Filing Form 10-K
SAN DIEGO—March 15, 2017—Inseego Corp. (Nasdaq: INSG) (the “Company”), a leading global provider of software-as-a-service (SaaS) and solutions for the Internet of Things (IoT), today announced that it has filed a Form 12b-25 Notification of Late Filing for its Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The Form 12b-25 will allow the Company an additional 15 calendar days to file the Form 10-K, resulting in an extended filing deadline of March 31, 2017. The extension is necessary due to a delay in obtaining and compiling information required to be included in the Company’s Form 10-K.
About Inseego Corp.
Inseego Corp. (Nasdaq: INSG) is a leading global provider of software-as-a-service (SaaS) and solutions for the Internet of Things (IoT). The Company sells its telematics solutions under the Ctrack brand, including its fleet management, asset tracking and monitoring, stolen vehicle recovery, and usage-based insurance platforms. Inseego also sells business connectivity solutions and device management services. With over 30 years of experience, Inseego provides customers with secure and innovative solutions and analytics. Inseego currently serves approximately 620,000 global subscribers, including 187,000 fleet management subscribers. The Company’s headquarters are located in sunny San Diego, California with additional offices worldwide. www.inseego.com Twitter @inseego
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute forward-looking statements. These forward-looking statements relate to a variety of matters, including, without limitation, statements regarding Inseego Corp.’s ability to successfully obtain and compile the information required to be included in the Company’s Form 10-K, as well as its ability to file the Form 10-K by the extended filing date. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Inseego Corp. and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Inseego Corp. undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements also involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Inseego Corp. in general, see the risk disclosures in our Annual Report on Form 10-K for the year ended December 31, 2015, and in other subsequent filings made with the SEC by Novatel Wireless, Inc. and Inseego Corp. (available at www.sec.gov).

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Inseego Corp.
Media Relations Contact:

Diana Hoogbruin
(858) 812-0659
diana.hoogbruin@inseego.com

Investor Relations Contact:

Michael Sklansky
(858) 431-0792
michael.sklansky@inseego.com